UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

Mesa Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX 75254

(Address of principal executive offices, including zip code)

(972) 490-9595

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This second amendment is being filed to amend Item 9.01(b) of the Current Report on Form 8-K filed by Mesa Energy Holdings, Inc. (the “Company” or “Mesa”) on July 28, 2011 and the first amendment to the Current Report on Form 8-K/A filed by the Company on January 11, 2012 to incorporate adjustments to the unaudited pro forma combined balance sheet for the six months ended June 30, 2011 and the unaudited pro forma combined statements of operations for the six months ended June 30, 2011. The adjustments result from an error in accounting for extension of terms and the reduction of the conversion price on convertible debt. Balances resulting from this error were reported in the June 30, 2011 Form 10-Q and have been corrected in our Amendment No. 1 to the June 30, 2011 10-Q to be filed on March 5, 2012.

The accounting treatment was in error in that the modification to extend the terms should have been treated as an extinguishment and reissuance of debt, and a derivative associated with the reduction of the conversion price from $0.25 per share to $0.125 per share should have been calculated and reported as a derivative liability with recognition of a corresponding gain or loss on the derivative instrument. No beneficial conversion feature should have been recognized or reported, and paid in capital should not have been credited. The remaining deferred financing costs associated with the issuance of the convertible notes should have been recorded as a component of the loss on extinguishment of debt.

As a result of the incorrect accounting treatment, at June 30, 2011 the effects on the Mesa historical financial statements presented in the pro forma statements are:

•	current assets were overstated by $17,620 representing unamortized deferred financing costs;
•	noncurrent liabilities were understated by $847,727, the principal balance of the convertible notes less unamortized debt discount in the same amount;
•	noncurrent liabilities were understated by an additional $136,404 representing the derivative liability associated with the convertible notes, which liability was not reported on June 30, 2011;
•	total stockholders’ deficit was misstated by $1,001,751 comprising:

o	$850,000 – overstatement of additional paid-in capital associated with the discount on convertible notes payable
o	$151,751 – overstatement of net income reflected in retained earnings comprising:
o	$2,273 – overstatement of interest expense
o	$17,620 – understatement of loss on extinguishment of debt
o	$136,404 – understatement of loss on change in derivative value associated with the reset of the conversion price of the convertible notes

•	a decline in earnings per share to $0.01, from $0.02, per basic and diluted share on the Mesa Pro Forma Combined column of the unaudited pro forma combined statements of operations for the six months ended June 30, 2011 .

Below set forth the restated balance sheet and income statement.

Consolidated Balance Sheet

	June 30,	June 30,	Effect of
	2011	2011	Changes
	(Restated)	(Originally Filed)
ASSETS

Current assets
Cash and cash equivalents	$35,636	$35,636	$-
Other current assets	21,688	39,308	(17,620)
TOTAL CURRENT ASSETS	57,324	74,944	(17,620)
Net oil and gas properties	38,345	38,345	-
Prepaid asset retirement cost	40,000	40,000	-
TOTAL ASSETS	$135,669	$153,289	$(17,620)

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Total current liabilities	610,364	610,364	-
Convertible note payable, net of discount	885,276	37,549	847,727
Derivative liability on convertible notes	136,404	-	136,404
Asset retirement obligation	83,801	83,801	-
TOTAL LIABILITIES	1,715,845	731,714	984,131

TOTAL STOCKHOLDERS’ DEFICIT	(1,580,176)	(578,425)	(1,001,751)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$135,669	$153,289	$(17,620)

Consolidated Statements of Operations

	For the six months ended June 30,	For the six months ended June 30,	Effect of
	2011	2011	Changes
	(Restated)	(Originally Filed)
Revenues	$37,088	$37,088	$-
Total operating expenses	(379,356)	(379,356)	-
Total other expense	(227,324)	(75,573)	(151,751)
Net loss	$(569,592)	$(417,841)	$(151,751)

Net loss per share:
Basic	(0.01)	(0.01)
Diluted	(0.01)	(0.01)

The amended pro forma financial information contained in Exhibit 99.3 hereto reflects the correction of the error.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The amended unaudited pro forma condensed consolidated financial statements and accompanying notes of the Company as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, reflecting our acquisition of TNR and the Samson Properties and concurrent financing transactions as if such transactions occurred on January 1, 2010, are attached as Exhibit 99.3 hereto and incorporated in their entirety herein by reference. Also presented in Exhibit 99.3 is pro forma consolidated supplemental oil and gas information. This amendment reflects no change in the unaudited pro forma combined statements of operations for the year ended December 31, 2010 or in the pro forma consolidated supplemental oil and gas information.

(d) Exhibits.

Exhibit No.	Description
99.3

Amended unaudited pro forma consolidated financial statements and accompanying notes of the Company as of and for the six months ended June 30, 2011 and for the year ended December 31, 2010, reflecting the Company’s acquisition of TNR and the Samson Properties together with unaudited pro forma consolidated supplemental oil and gas information. This amendment reflects no change in the unaudited pro forma combined statements of operations for the year ended December 31, 2010 or in the pro forma consolidated supplemental oil and gas information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

By:	/s/ Rachel L. Dillard
Rachel L. Dillard
Chief Financial Officer
(authorized signatory and Principal Financial Officer)

Date: March 5, 2012

Mesa Energy Holdings, Inc.

Exhibit Index

Exhibit Number

99.3	Unaudited pro forma consolidated financial information and accompanying notes of Mesa Energy Holdings, Inc. as of and for the six months ended June 30, 2011 and statement of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010, together with unaudited pro forma consolidated supplemental oil and gas information.